UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2015

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

1365 West Business Park Drive, Orem, Utah 84058
(Address of principal executive offices)

(877) 219-6050
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 18, 2015, ActiveCare, Inc., a Delaware corporation (the "Registrant"), received the voluntary resignation of David G. Derrick as the Executive Chairman and member of the Board of Directors.  Mr. Derrick’s resignation is not due to any disagreement with the Registrant or any officer or director of the Registrant.  The Registrant owes Mr. Derrick, or entities controlled by Mr. Derrick, a promissory note with a balance of $396,667 and advances totaling $63,375.  The promissory note and the advances are due on demand.  It is expected that Mr. Derrick may remain available as a consultant to the Registrant.  The Registrant will negotiate compensation for services and payments or other consideration to Mr. Derrick in connection with his severance over the next two weeks.

Effective April 20, 2015, the Board of Directors appointed James Dalton, age 74, as the Chairman of the Board of Directors and principal executive officer, with the title Executive Chairman. In February 2015, Mr. Dalton entered into a one year consulting agreement with the Registrant to lead the Registrant’s sales organization and received 2,000,000 restricted shares of common stock as compensation for those services, to be paid over the term of the agreement.  The Registrant will disclose additional compensation once those terms are finalized and Mr. Dalton will file a Form 3 under the Securities Exchange Act of 1934 to report his beneficial ownership of the Registrant’s securities.  The Registrant has periodically engaged Mr. Dalton as a consultant over the previous three years.

The Registrant selected Mr. Dalton to serve as the Executive Chairman because of his experience in managing and developing sales programs and his extensive knowledge of public markets.  Mr. Dalton previously was a director of the Registrant from October 1, 2004 until July 12, 2012.  He was also the Registrant’s Chief Executive Officer and Chairman from June 16, 2008 until October 17, 2011 and a director, President and Chief Executive Officer from October 17, 2011 until July 12, 2012.

There are no family relationships between Mr. Dalton and any director, executive officer or person nominated or chosen by the Registrant to become a director or executive officer of the Registrant.

From August 2003 to June 2008, Mr. Dalton was President and a director of SecureAlert, Inc. (“SecureAlert”), a company having a class of securities registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  In October 2014, Mr. Dalton consented to an administrative order (the “Order”) pursuant to Section 8A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21C of the Exchange Act. Mr. Dalton neither admitted nor denied violating any scienter-based provision of the Securities Act or the Exchange Act as alleged by the Securities and Exchange Commission (“Commission”).

The facts set forth by the Commission in the Order occurred during the period that Mr. Dalton was an officer and director of SecureAlert and do not relate to the Registrant.  Pursuant to the Order, Mr. Dalton agreed to cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and (3) of the Securities Act (non-scienter provisions prohibiting obtaining money or property by means of a material misrepresentation or omission or engaging in any transaction, practice, or course of business which operates or would operate as a fraud or deceit in the offer or sale of securities) and Sections 13(b)(2)(A) and (B), and 13(b)(5) of the Exchange Act and Rule 13b2-1 thereunder (requiring registrants having a class of securities registered under Section 12 of the Exchange Act to make and keep books, records, and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the issuer) and Section 12(b)(2)(B) of the Exchange Act (requiring registrants to devise and maintain a system of sufficient internal accounting controls).  Mr. Dalton paid a second-tier civil penalty of $65,000.  The Order does not bar or prohibit Mr. Dalton from serving as a director or executive officer of a public company nor does such Order implicate any disqualification provision under Rule 506.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:	/s/ Marc C Bratsman
Marc C Bratsman Chief Financial Officer

Date: April 23, 2015